Exhibit 99.1
                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                         Omaha, Nebraska  68145


                                     Contact:  Robert E. Synowicki, Jr.
                                           Executive Vice President and
                                                Chief Operating Officer
                                                         (402) 894-3000

                                                         John J. Steele
                                          Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3000


 WERNER ENTERPRISES REPORTS RECORD SECOND QUARTER OPERATING REVENUES AND
                                EARNINGS


Omaha, Nebraska, July 16, 1999:
-------------------------------
     Werner Enterprises, Inc. (Werner), one of the nation's five largest truckload transportation companies, today reported record operating revenues and earnings for the second quarter ended June 30, 1999. Operating revenues rose 23% to $260.6 million compared to $211.7 million in the second quarter of 1998. Net income grew 17% to $17.6 million in second quarter 1999 compared to $15.0 million in second quarter 1998. Earnings per share increased 19% to $.37 per diluted share in the second quarter 1999, compared to $.31 per diluted share in the second quarter 1998.

      Clarence L. Werner, Chairman and Chief Executive Officer, said "This was another very good quarter for Werner Enterprises. We are experiencing strong demand for our services in all our fleets. Our customer and driver recruiting strategies are clearly working. We added 275 trucks this quarter and 1,175 trucks over the last twelve months, all through internal growth. We continue to be optimistic that freight demand will be solid for Werner Enterprises for the balance of the year. If our growth continues as it has the first six months, we will exceed our growth goal of 900 trucks for 1999. During the first six months, we added 675 trucks."

                                       INCOME STATEMENT DATA
                                            (Unaudited)
                                          (In thousands)

                             Quarter       % of      Quarter       % of
                              Ended      Operating    Ended      Operating
                             6/30/99     Revenues    6/30/98     Revenues
                            ---------   ----------  ---------   ----------
Operating revenues           $260,646        100.0   $211,678        100.0
                            ---------   ----------  ---------   ----------
Operating expenses:
   Salaries, wages and
     benefits                  95,246         36.5     79,679         37.7
   Fuel                        18,211          7.0     14,198          6.7
   Supplies and maintenance    21,025          8.1     17,214          8.1
   Taxes and licenses          19,838          7.6     16,679          7.9
   Insurance and claims         7,881          3.0      5,978          2.8
   Depreciation                24,656          9.5     20,372          9.6
   Rent and purchased
     transportation            43,856         16.8     32,815         15.5
   Communications and
     utilities                  3,411          1.3      2,549          1.2
   Other                       (3,169)        (1.2)    (2,848)        (1.3)
                            ---------   ----------  ---------   ----------
      Total operating
        expenses              230,955         88.6    186,636         88.2
                            ---------   ----------  ---------   ----------
Operating income               29,691         11.4     25,042         11.8
                            ---------   ----------  ---------   ----------

Other expense (income):
   Interest expense             1,645          0.6      1,238          0.6
   Interest income               (343)        (0.1)      (430)        (0.2)
   Other                           40          0.0         21          0.0
                            ---------   ----------  ---------   ----------
      Total other expense       1,342          0.5        829          0.4
                            ---------   ----------  ---------   ----------

Income before income taxes     28,349         10.9     24,213         11.4
Income taxes                   10,773          4.2      9,201          4.3
                            ---------   ----------  ---------   ----------
Net income                   $ 17,576          6.7   $ 15,012          7.1
                            =========   ==========  =========   ==========

Average common shares
  outstanding                  47,374                  47,883
                            =========               =========
Earnings per share               $.37                    $.31
                            =========               =========
Diluted shares outstanding     47,627                  48,185
                            =========               =========
Diluted earnings per share       $.37                    $.31
                            =========               =========

                               Six                     Six
                              Months      % of        Months       % of
                              Ended     Operating     Ended      Operating
                             6/30/99    Revenues     6/30/98     Revenues
                            ---------  -----------  ---------  ------------
Operating revenues           $501,626        100.0   $411,385         100.0
                            ---------  -----------  ---------  ------------
Operating expenses:
   Salaries, wages and
     benefits                 184,567         36.8    153,982          37.4
   Fuel                        32,219          6.4     28,896           7.0
   Supplies and maintenance    41,163          8.2     34,723           8.4
   Taxes and licenses          39,604          7.9     32,531           7.9
   Insurance and claims        17,271          3.4     12,623           3.1
   Depreciation                48,191          9.6     39,831           9.7
   Rent and purchased
     transportation            86,183         17.2     66,192          16.1
   Communications and
     utilities                  6,510          1.3      5,108           1.2
   Other                       (5,016)        (1.0)    (5,686)         (1.3)
                            ---------  -----------  ---------  ------------
      Total operating
        expenses              450,692         89.8    368,200          89.5
                            ---------  -----------  ---------  ------------

Operating income               50,934         10.2     43,185          10.5
                            ---------  -----------  ---------  ------------
Other expense (income):
   Interest expense             2,843          0.6      2,244           0.5
   Interest income               (673)        (0.1)      (850)         (0.2)
   Other                           57          0.0         41           0.0
                            ---------  -----------  ---------  ------------
      Total other expense       2,227          0.5      1,435           0.3
                            ---------  -----------  ---------  ------------

Income before income taxes     48,707          9.7     41,750          10.2
Income taxes                   18,509          3.7     15,865           3.9
                            ---------  -----------  ---------  ------------
Net income                   $ 30,198          6.0   $ 25,885           6.3
                            =========  ===========  =========  ============

Average common shares
  outstanding                  47,351                  47,852
                            =========               =========
Earnings per share               $.64                    $.54
                            =========               =========
Diluted shares outstanding     47,599                  48,156
                            =========               =========
Diluted earnings per share       $.63                    $.54
                            =========               =========

                                   BALANCE SHEET DATA
                                       (Unaudited)
                                     (In thousands)

                              As of                   As of
                             6/30/99                12/31/98
                           ----------              ----------
Current assets               $163,277                $145,265

Total assets                  842,071                 769,196

Current liabilities           127,226*                 91,907

Long-term debt                100,000                 100,000

Stockholders' equity          470,094                 440,588

* Current liabilities include $30 million of short-term debt at June 30, 1999.

       Werner Enterprises is a full-service transportation company providing truckload and other transportation services throughout the 48 states, portions of Canada and Mexico. The Company was founded in 1956 by C.L. Werner. Werner is one of the nation's five largest truckload carriers with a fleet of 6,825 trucks and 17,585 trailers.

      Werner Enterprises' common stock is traded on The Nasdaq Stock Market under the symbol WERN. The Werner Enterprises web site address is www.werner.com.
   --------------

     Note: This press release contains forward-looking statements which are based on information currently available. Actual results could differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.